ATTACHMENT A

SLS HOLDINGS III, LLC

ACTION OF MEMBERS IN LIEU OF MEETING

The undersigned, being all of the members of SLS Holdings III, LLC, a Delaware limited liability company (the “Company”), hereby take the following action and consent to the adoption of the following resolutions without a meeting and by unanimous written consent pursuant to Section 18-302 of the Delaware Limited Liability Company Act to have the same force and effect as if unanimously taken and adopted at a meeting of the members:

WHEREAS, the Company from time to time desires to take certain actions on its own behalf in order to comply with the securities laws of the United States and the several states thereof and the rules and regulations thereunder (collectively, the “Securities Laws”).

NOW, THEREFORE, BE IT RESOLVED, that the Company hereby authorizes each of Keith Hughes and Andrew Comito (each a “Compliance Person”) to:

(a)           prepare, or have prepared by legal counsel, any and all forms, reports, documents, statements, and other information, and amendments thereto (each a “Securities Filing”) that the Company may be required to file under the Securities Laws in connection with the business operations of the Company, including without limitation, each Securities Filing that the Company may be required to file under Sections 13, 14, or 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

(b)           execute in the name of and on behalf of each of the Company any such Securities Filing, and timely file such form or report with the United States Securities and Exchange Commission (the “SEC”) and any similar state securities regulatory authority or stock exchange;

(c)           do and perform any and all acts for and on behalf of each of the Company that may be required by the Securities Laws or otherwise necessary or desirable to complete any such Securities Filing; and

(d)           take any other action of any type whatsoever in connection with the foregoing which, in the opinion of a Compliance Person, as the case may be, may be of benefit to, in the best interest of, or legally required by, the Company, it being understood that the documents executed by any Compliance Person on behalf of the Company pursuant to this Action of Members in Lieu of Meeting shall be in such form and shall contain such terms and conditions as such Compliance Person may approve in his discretion; and further

RESOLVED, that the Company hereby grants to each Compliance Person full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such Compliance Person shall lawfully do or cause to be done by virtue of this Action of Members in Lieu of Meeting and the rights and powers herein granted; and further

RESOLVED, that no Compliance Person, in serving in such capacity at the request of the Company, is assuming any of the responsibilities of the Company to comply with the Securities Laws; and further

RESOLVED, that this Action shall remain in full force and effect until revoked by the members in a signed writing delivered to each Compliance Person; and further

RESOLVED, that all lawful action heretofore taken by a Compliance Person in furtherance of the matters approved in this Action of Members in Lieu of Meeting be, and hereby is, ratified and confirmed in all respects.

IN WITNESS WHEREOF, the undersigned has executed this consent as of the 5th day of October, 2010.

MEMBERS:

/s/ Sky Lucas
Sky Lucas

/s/ Shad Stastney
Shad Stastney

/s/ John Succo
John Succo